Exhibit 99.1


   Internet Capital Group Announces First Quarter Financial Results


    WAYNE, Pa.--(BUSINESS WIRE)--May 3, 2007--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the first quarter ended March 31, 2007.

    "In the first quarter of 2007, ICG saw significant aggregate revenue growth and EBITDA improvement at our nine core partner companies," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "During the quarter, the ICG team continued to focus on building our core companies, specifically strengthening their management teams through new hires and driving M&A activity. Across the board, our companies met and, in some cases exceeded, our expectations for the quarter."

    ICG Financial Results

    ICG consolidated the results of two partner companies, ICG Commerce and Investor Force, for the three months ended March 31, 2007, versus the results of three partner companies, ICG Commerce, Investor Force and StarCite, for the three months ended March 31, 2006.

    ICG reported consolidated revenue of $11.8 million for the first quarter of 2007 versus $15.2 million for the comparable 2006 period. The increase in revenue at ICG Commerce and Investor Force was more than offset by the deconsolidation of StarCite. ICG reported a net loss of $(19.6) million, or $(0.52) per share, for the first quarter of 2007, versus a net loss of $(4.9) million, or $(0.13) per share, for the comparable 2006 period.

    Results for the first quarter of 2007 include $9.9 million in net charges, driven primarily by a $10.8 million charge related to ICG's repurchase of all of its remaining convertible notes. Results for the first quarter of 2006 include $1.0 million in net gains, primarily related to discontinued operations and income taxes.

    As of March 31, 2007, ICG's corporate cash balance was $56.7 million, the value of its holdings in Blackboard (Nasdaq:BBBB) was $72.4 million and the value of its holdings in GoIndustry
(LSE.AIM:GOI) was $30.3 million.

    ICG Core Partner Company Information

    Set forth below is pro forma information relating to ICG's current nine core companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Marketron, Metastorm, StarCite, Vcommerce and WhiteFence. Our average ownership position in these nine companies was 45% at March 31, 2007. Please refer to the supplemental financial data at the end of this release for a reconciliation of such amounts to the nearest comparable GAAP measures.

    In the first quarter of 2007, aggregate pro forma revenue of ICG's nine private core companies grew 25% year-over-year, to $54.6 million from $43.6 million in the first quarter of 2006. Aggregate pro forma EBITDA (loss) for the core companies was $(3.7) million in the first quarter of 2007, versus $(6.2) million in the first quarter of 2006, which is an improvement of 40%.

    "With the repurchase of our convertible notes earlier this quarter, ICG is in its best financial position in recent years," said
R. Kirk Morgan, ICG's Chief Financial Officer. "The combination of a strong, debt-free balance sheet and the solid performance of our partner companies positions us to build and deliver long-term shareholder value."

    ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial-in number is 201-689-8035.

    For those unable to participate in the conference call, a replay will be available from May 3, 2007 at 11:00 a.m. ET until May 13, 2007 at 11:59 p.m. ET. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code 286, followed by the conference ID number 229385. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.




                     Internet Capital Group, Inc.
                Consolidated Statements of Operations
                (In thousands, except per share data)


                                                Three Months Ended
                                                    March 31,
                                            --------------------------
                                               2007          2006
                                            --------------------------


Revenue                                     $    11,782   $    15,175

Operating Expenses
   Cost of revenue                                9,025         9,235
   Selling, general and administrative            9,115        10,113
   Research and development                       1,568         2,431
   Amortization of intangibles                       32           557
   Impairment related and other                      20            93
                                            --------------------------
      Total operating expenses                   19,760        22,429
                                            --------------------------
                                                 (7,978)       (7,254)

Other income (loss), net                        (11,869)           98
Interest income                                   1,478         2,532
Interest expense                                   (246)         (654)
                                            --------------------------
Income (loss) before income taxes, minority
 interest and equity loss                       (18,615)       (5,278)

Income tax benefit (expense)                      2,148           643
Minority interest                                   388           (64)
Equity loss                                      (3,516)         (736)
                                            --------------------------
Income (loss) from continuing operations        (19,595)       (5,435)
Income (loss) on discontinued operations              -           527
                                            --------------------------
Net income (loss)                           $   (19,595)  $    (4,908)
                                            ==========================

Basic and diluted net income (loss) per
 share:
Income (loss) from continuing operations    $     (0.52)  $     (0.14)
Income (loss) on discontinued operations              -          0.01
                                            --------------------------
                                            $     (0.52)  $     (0.13)
                                            ==========================

Shares used in computation of basic and
 diluted income (loss) per share                 37,803        37,401
                                            ==========================






                     Internet Capital Group, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)


                                             March 31,    December 31,
                                               2007          2006
                                            ------------  ------------

ASSETS
   Cash, cash equivalents and short-term
    investments                             $    66,314   $   120,841
   Other current assets                          11,320         8,830
                                            ------------  ------------
      Total current assets                       77,634       129,671
   Marketable securities                         73,551        65,718
   Fixed assets, net                              1,947         1,847
   Ownership interests in partner companies     139,457       137,911
   Goodwill                                      17,084        17,084
   Intangibles, net                                 167           182
   Other assets                                   1,827         2,014
                                            ------------  ------------
      Total assets                          $   311,667   $   354,427
                                            ============  ============



LIABILITIES AND STOCKHOLDERS' EQUITY
   Current portion of senior convertible
    notes                                   $         -   $    26,590
   Other current liabilities                     17,695        24,142
                                            ------------  ------------
      Total current liabilities                  17,695        50,732
   Minority interest and other liabilities        5,731         5,157
                                            ------------  ------------
      Total liabilities                          23,426        55,889
   Stockholders' equity                         288,241       298,538
                                            ------------  ------------
      Total liabilities and stockholders'
       equity                               $   311,667   $   354,427
                                            ============  ============






Internet Capital Group
----------------------------------------------------------------------
2007 Pro Forma Core Partner Company Information



                                      --------------------------------
                                             Three Months Ended
                                      --------------------------------
                                       Mar 31,    Jun 30,   Sep 30,
                                         2006       2006      2006
----------------------------------------------------------------------

Aggregate Pro Forma Core Company
 Information: (1)
  Aggregate Revenue                     $43,614    $46,462  $48,276
  Aggregate EBITDA (loss)               $(6,230)   $(7,072) $(6,167)
  Aggregate Net Loss                    $(8,639)   $(9,785) $(9,169)


Components of Aggregate Pro Forma
 Core Company Information

 Consolidated Core
  Companies
  (Ownership %):
                     Revenue            $10,023    $10,007  $10,417

                     Expenses other
ICG Commerce          than interest,
 Holdings, Inc. (66%) taxes,
                      depreciation
Investor Force        and
 Holdings, Inc. (80%) amortization      (11,455)   (11,151) (11,948)
                                      ---------- ---------- --------
                     EBITDA (loss)       (1,432)    (1,144)  (1,531)
                       Interest             106        113      (42)
                       Taxes                  -          -        -
                       Depreciation /
                        Amortization       (500)      (544)    (285)
                                      ---------- ---------- --------
                     Net loss           $(1,826)   $(1,575) $(1,858)
                                      ---------- ---------- --------

 Equity Method Core
  Companies
  (Ownership %):
                     Revenue            $33,591    $36,455  $37,859

                     Expenses other
Channel Intelligence, than interest,
 Inc. (40%)           taxes,
                      depreciation
Freeborders, Inc.     and
 (34%)                amortization      (38,389)   (42,383) (42,495)
                                      ---------- ---------- --------
Marketron
 International, Inc.
 (38%)               EBITDA (loss)      $(4,798)   $(5,928) $(4,636)
Metastorm Inc. (41%)   Interest            (198)       (34)    (104)
StarCite, Inc. (26%)   Taxes                (29)      (195)     (85)
Vcommerce Inc. (46%)   Depreciation /
                        Amortization     (1,788)    (2,053)  (2,486)
                                      ---------- ---------- --------
WhiteFence (36%)     Net loss           $(6,813)   $(8,210) $(7,311)
                                      ---------- ---------- --------

----------------------------------------------------------------------


                                                ----------------------
                                                  Three Months Ended
                                                ----------------------
                                                  Dec 31,    Mar 31,
                                                    2006       2007
----------------------------------------------------------------------

Aggregate Pro Forma Core Company Information:
 (1)
  Aggregate Revenue                                $51,437    $54,599
  Aggregate EBITDA (loss)                          $(8,048)   $(3,659)
  Aggregate Net Loss                              $(10,403)   $(5,985)


Components of Aggregate Pro Forma Core Company
 Information

 Consolidated Core
  Companies
  (Ownership %):
                     Revenue                       $10,255    $11,782

ICG Commerce
 Holdings, Inc. (66%)Expenses other than
                      interest, taxes,
Investor Force        depreciation and
 Holdings, Inc. (80%) amortization                 (12,859)   (13,408)
                                                ----------- ----------
                     EBITDA (loss)                  (2,604)    (1,626)
                       Interest                        166        118
                       Taxes                             -          -
                       Depreciation /
                        Amortization                  (305)      (326)
                                                ----------- ----------
                     Net loss                      $(2,743)   $(1,834)
                                                ----------- ----------

 Equity Method Core
  Companies
  (Ownership %):
                     Revenue                       $41,182    $42,817

Channel Intelligence,
 Inc. (40%)          Expenses other than
                      interest, taxes,
Freeborders, Inc.     depreciation and
 (34%)                amortization                 (46,626)   (44,850)
                                                ----------- ----------
Marketron
 International, Inc.
 (38%)               EBITDA (loss)                 $(5,444)   $(2,033)
Metastorm Inc. (41%)   Interest                         33        188
StarCite, Inc. (26%)   Taxes                           (20)      (131)
Vcommerce Inc. (46%)   Depreciation /
                        Amortization                (2,229)    (2,175)
                                                ----------- ----------
WhiteFence (36%)     Net loss                      $(7,660)   $(4,151)
                                                ----------- ----------

----------------------------------------------------------------------



Reconciliation of Aggregate Pro Forma
Core Company Information to GAAP Results

                     -------------------------------------------------
                                    Three Months Ended
                     -------------------------------------------------
                      Mar 31,   Jun 30,   Sep 30,   Dec 31,   Mar 31,
                       2006      2006      2006      2006      2007
                     -------------------------------------------------
Revenue

Aggregate Pro Forma
 Core Company
 Revenue              $43,614   $46,462   $48,276   $51,437   $54,599
Non-consolidated
 partner companies   $(28,439) $(30,476) $(31,700) $(34,425) $(42,817)
                     --------- --------- --------- --------- ---------
Consolidated Revenue  $15,175   $15,986   $16,576   $17,012   $11,782
                     ========= ========= ========= ========= =========


Net Income (Loss)

Aggregate Pro Forma
 Core Company EBITDA
 (loss)               $(6,230)  $(7,072)  $(6,167)  $(8,048)  $(3,659)
   Interest, Taxes,
    Depreciation /
    Amortization      $(2,409)  $(2,713)  $(3,002)  $(2,355)  $(2,326)
                     --------- --------- --------- --------- ---------
Aggregate Pro Forma
 Core Company Net
 Income (Loss)        $(8,639)  $(9,785)  $(9,169) $(10,403)  $(5,985)
   Amount
    attributable to
    other
    stockholders      $(6,062)  $(6,642)  $(5,953)  $(6,660)  $(1,792)
                     --------- --------- --------- --------- ---------
ICG's share of net
 income (loss) of
 Core Partner
 Companies            $(2,577)  $(3,143)  $(3,216)  $(3,743)  $(4,193)
Other holdings
 equity method
 companies                  -      (247)     (338)    1,177      (768)
Disposed equity
 method companies        (179)     (218)   (1,019)     (227)        -
Corporate general
 and administrative    (3,154)   (3,284)   (3,519)   (3,293)   (4,316)
Corporate stock-
 based compensation    (2,100)   (1,911)   (1,852)   (1,761)   (1,717)
Corporate interest,
 net                    1,797     1,243     2,074     1,972     1,114
Other income(loss) /
 restructuring /
 impairments              135    (1,853)   15,720    20,811   (11,863)
Income taxes              643     1,004    (1,607)        -     2,148
Income (loss) on
 discontinued
 operations               527       639     7,120         3         -
                     --------- --------- --------- --------- ---------
      Consolidated
       net income
       (loss)         $(4,908)  $(7,770)  $13,363   $14,939  $(19,595)
                     ========= ========= ========= ========= =========




(1) The rationale for management's use of non-GAAP measures is included in the "Description of Terms" supplement to this release.


    INTERNET CAPITAL GROUP, INC.

    March 31, 2007

    Description of Terms

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company's balance sheet and results of operations are reflected within the Company's Consolidated Financial Statements. All significant intercompany accounts and transactions have been eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Balance Sheets and Statements of Operations. Minority interest adjusts the Company's consolidated results of operations to reflect only the Company's share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

    During the three months ended March 31, 2007, the Company accounted for two of its partner companies under this method: ICG
Commerce and Investor Force. During the three months ended March 31, 2006, the Company accounted for three of its partner companies under this method: ICG Commerce, Investor Force and StarCite.

    Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company's board of directors and the Company's ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Balance Sheets and Statements of Operations; however, the Company's share of the earnings or losses of the partner company is reflected in the caption "Equity loss" in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in "Ownership interests in partner companies" in the Company's Consolidated Balance Sheets.

    When the Company's interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company's Consolidated Financial Statements unless the Company guaranteed obligations of the partner company or has committed additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

    During the three months ended March 31, 2007, the Company accounted for eight of its partner companies under this method.

    Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

    When a cost method partner company qualifies for use of the equity method, the Company's interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company's carrying value at that time.

    The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

    During the three months ended March 31, 2007, the Company accounted for eight of its partner companies under this method.




Certain items impacting the consolidated financial statements: ($ millions)

                                                          Q1
                                                 ---------------------
Gains/(losses):                                    2007       2006
                                                 ---------- ----------

Other gains (losses):
   Loss on convertible note repurchases             $(10.8)       $--
   Sale of marketable securities                        --        0.3
   Sales of partner companies                           --        0.1
   Other, net                                         (1.1)      (0.3)
                                                 ---------- ----------
Other income (loss)                                 $(11.9)      $0.1

Income tax benefit                                    $2.1       $0.6

ICG's share of partner company charges, net          $(0.1)     $(0.2)

Discontinued operations                               $0.0       $0.5
                                                 ---------- ----------
                                                     $(9.9)      $1.0
                                                 ========== ==========

Stock-based compensation                             $(1.9)     $(2.1)
                                                 ========== ==========



    Aggregate Pro Forma Core Company Information

    In an effort to illustrate macro trends within its private core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the pro forma revenue and aggregate pro forma EBITDA for these companies. The Company calculates aggregate pro forma EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as "aggregate EBITDA." These non-GAAP measures are considered pro forma because management has added Vcommerce, Channel Intelligence and combined StarCite and OnVantage as if the acquisition of our ownership interests in Vcommerce, Channel Intelligence and the merger of StarCite and OnVantage occurred as of January 1, 2006. The Company refers to the aggregate pro forma revenue of its private core partner companies as "aggregate revenue." ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate revenue and aggregate EBITDA, in this context, represent certain of the financials measures used by the Company's management to evaluate the performance for core companies. The Company's management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate private core companies' current and future prospects in a similar manner as the Company's management, and review results on a comparable basis for all periods presented.

    ICG's Share of Net Loss of Core, Other Holdings and Disposed
Partner Companies

    Represents ICG's share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

    Corporate expenses increased during the three months ended March 31, 2007 versus prior periods due to increased payroll expenses, a 401(k) employer match program and outside services for stockholder related matters. ICG estimates that its corporate operating expenses for the twelve months ended December 31, 2007 will be approximately $14 million.

    Interest expense, net related primarily to the interest expense on the Company's 5% senior convertible notes, which were repurchased during the three months ended March 31, 2007, offset by interest income on cash balances.

    Discontinued Operations

    Investor Force (a consolidated partner company) sold its database division in August 2006 for $10.0 million ($9.0 million was received in August 2006 and $1.0 million was held in escrow until August 2007) and has been reflected as a discontinued operation. Accordingly, the operating results of this discontinued operation have been presented separately from continuing operations for all periods presented.


    CONTACT: Internet Capital Group, Inc.
             Investor inquiries:
             Karen Greene, 610-727-6900
             IR@internetcapital.com